                                                                    EXHIBIT 4.15


         VOID (UNLESS EXTENDED) AFTER 5:00 P.M. CENTRAL STANDARD TIME
                             ON             , 1997

                       ADVANTAGE MARKETING SYSTEMS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

                         NON-TRANSFERABLE STOCK RIGHTS

                                                                    RIGHTS
                                                                ----------------
                                                                |              |
                                                                ----------------
                                                                     CUSIP

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
THIS CERTIFIES THAT


or registered assigns, is the registered holder of the number of non-transferrable rights (the "Rights") set forth above. Each Right entitles the holder thereof to purchase from Advantage Marketing Systems, Inc., a corporation incorporated under the laws of the State of Oklahoma (the "Company"), subject to the terms and conditions set forth hereinafter and in the Stock Rights Agreement hereinafter referred to, one fully paid and non-assessable unit (comprised of one share of Common Stock, $.0001 par value, of the Company (the "Common Stock") and one 1997-A Warrant exercisable for the purchase of one share of Common Stock) (the "Unit" or "Units") upon presentation and surrender of this Rights Certificate with the instructions for the registration and delivery of the Units filed in, at any time prior to 5:00 p.m. Central Standard time ("close of
business"), on             , 1997, unless extended by the Company but not beyond
     , 1997, at the stock transfer office in Glendale, California, of U.S. Stock Transfer Corp., Subscription Agent of the Company ("Subscription Agent") or of its successor subscription agent or, if there be no successor subscription agent, at the corporate offices of the Company, and upon payment of $6.80 per Unit (the "Purchase Price") and any applicable taxes paid either in cash or by check, payable in lawful money of the United States of America to the order of the Company. Each Right entitles the holder to purchase one Unit at the Purchase Price. The number and kind of securities or other property for which the Rights are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalization and the like. All Rights not
theretofore exercised will expire on               , 1997, unless extended.

     This Rights Certificate is subject to all of the terms, provisions and
conditions of the Stock Rights Agreement, dated as of               , 1997
(the "Rights Agreement"), between the Company and the Subscription Agent, to all of which terms, provisions and conditions the registered holder of this Rights Certificate consents by acceptance hereof. The Subscription Agreement is incorporated herein by reference and made a part hereof, and reference is made to the Subscription Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Subscription Agent, the Company and the holder of this Rights Certificate. Copies of the Stock Rights Agreement are available for inspection at the stock transfer office of the Subscription Agent or may be obtained upon written request addressed to the Subscription Agent at its stock transfer office at 1745 Gardena Avenue, Suite 200, Glendale, California 91204-2991.

     In certain cases, the sale of securities by the Company upon exercise of the Rights would violate the securities laws of certain states thereof or other jurisdictions. The Company has agreed to use its best efforts to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of the Rights if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful in certain cases.

     If the Rights evidenced by this Rights Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Rights Certificate evidencing the number of Rights not so exercised.

     No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Stock Rights Agreement or herein be construed to confer upon the holder of this Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Stock Rights Agreement) or to receive dividends or subscription rights or otherwise until the Rights evidenced by this Rights Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Stock Rights Agreement.

     If this Rights Certificate shall be surrendered for exercise within any period during which the transfer books of the Company's Common Stock or other class of stock purchasable upon the exercise of the Rights evidenced by this Rights Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares of Common Stock and Warrants comprising the Units purchasable upon such transfer until the date of the reopening of said transfer books.

     Every holder of this Rights Certificate by accepting the same consents and agrees with the Company and the Subscription Agent that the Company and the Subscription Agent may deem and treat the person in whose name this Rights Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Subscription Agent) for all purposes whatever, and neither the Company nor the Subscription Agent shall be affected by any notice to the contrary.

     The Company shall not be required to issue or deliver any certificate for shares of Common Stock, Warrants or other securities upon the exercise of Rights evidenced by this Rights Certificate until any tax which may be payable in respect thereof by the holder of this Rights Certificate pursuant to the Subscription Agreement shall have been paid, such tax being payable by the holder of this Rights Certificate at the time of surrender.

     This Rights Certificate shall not be valid or obligatory for any purposes until it shall have been countersigned by the Subscription Agent.

Dated:         , 1997

ADVANTAGE MARKETING SYSTEMS, INC.

/S/ John W. Hail
Chairman and Chief Executive Officer

/S/ Roger P. Baresel
Secretary

Countersigned:
                                   U.S. STOCK TRANSFER CORP.
                                   1745 Gardena Avenue, Suite 200
                                   Glendale, California 91024-2991

                                   By:
                                   Subscription Agent Authorized Signature


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

                               SUBSCRIPTION FORM
          (TO BE EXECUTED BY THE RIGHTS HOLDER IF HE DESIRES TO EXERCISE THE
                            RIGHTS IN WHOLE OR IN PART)

To:  ADVANTAGE MARKETING SYSTEMS, INC.

The undersigned (___________________________________________________________)
                 Please insert Social Security or other number of Subscriber hereby irrevocably elects to exercise the right of purchase represented by the within Non-Transferable Stock Rights Certificate for, and to purchase thereunder, _______________ Units provided for therein and tenders payment herewith to the order of ADVANTAGE MARKETING SYSTEMS, INC. in the amount of $________________. The undersigned requests that certificates for the shares of Common Stock and 1997-A Warrants comprising the Units be issued as follows:

Name: _______________________________________________________________________

Address: ____________________________________________________________________

Deliver to: _________________________________________________________________

Address: ____________________________________________________________________
and if said number of Units shall not be all the Units purchasable hereunder, that a new Certificate for the balance remaining of Units purchasable under the within Certificate be registered in the name of, and delivered to the undersigned at the address stated below:

Address: ____________________________________________________________________

Dated: ____________________, 1997
             Signature


                                         _____________________________________
                                         (Signature must conform in all respects
                                         to the name of Rights Holder as
                                         specified in the case of this
                                         Certificate in every particular,
                                         without alteration, enlargement or any
                                         change whatever.)


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